Exhibit 10.5


                           RESTRICTED SHARE AGREEMENT

     RESTRICTED SHARE AGREEMENT (the "Agreement"), dated as of November 3, 2003 between LIZ CLAIBORNE, INC., a Delaware corporation (the "Company"), and Paul R. Charron (the "Grantee").

     The Company has determined that the objectives of the Company's 2000 Stock Incentive Plan (the "Plan") will be furthered by the grant to the Grantee of 48,892 issued shares of Common Stock of the Company currently held by the Company, subject to the terms, conditions and restrictions set out in this Agreement (the "Restricted Shares").

     Notwithstanding any provision hereof, this Agreement shall not become effective until the Grantee shall have executed and delivered to the Company a copy of this Agreement.

     In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:

     SECTION 1. Issuance of Restricted Shares. As soon as practicable after
     ----------------------------------------
receipt from the Grantee of this executed Agreement, the Company shall cause to be issued under the Plan in the name of the Grantee, either represented by a stock certificate or book entry registration at the Company's transfer agent, that number of shares of Common Stock set forth on the first page of this Agreement as Restricted Shares. Such issuance shall be subject to this

Agreement and the restrictions set forth in Sections 2.1 and 5 hereof. No shares or certificates with respect thereto shall be delivered to the Grantee until the Restricted Shares represented thereby are free of restrictions as set forth in this Agreement. Upon the issuance of shares, the Grantee shall have the rights of a stockholder with respect to the Restricted Shares, subject to the terms, conditions and restrictions set forth in this Agreement.


     SECTION 2. Restrictions; Vesting.
     ---------------------------------
     2.1 Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to vesting. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the Grantee in respect of the Restricted Shares as a result of any stock split, stock dividend, combination of shares or other change or any exchange, reclassification or conversion of securities.

     2.2. Unless sooner terminated pursuant to the terms hereof, the restrictions set forth in Section 2.1 on the Restricted Shares, plus the dividends relating thereto, shall expire on the first to occur of (i) the first anniversary of the date hereof, provided that the Grantee is then and has at all times since the date of grant remained an employee of the Company, (ii) a Change in Control, provided that the Grantee is then and has at all times since the date of grant remained an employee of the Company, or (ii) a termination of the Grantee's employment with the Company due to the Grantee's death or Disability (as defined in the Employment Agreement dated November 3, 2003 between the Company and the Grantee (as it may be amended from to time, the "Employment Agreement")). The first to occur of such dates is referred to herein as the "Vesting Date." As soon as practicable after the Vesting Date, the Company shall deliver to the Grantee, subject to the provisions of Section 5, a stock certificate representing the Restricted Shares and dividends thereon as described in Section 4. Shares which become vested shall remain subject to Sections 5 and 6.

     SECTION 3. Termination of Employment. Effective upon termination of the
     ------------------------------------
Grantee's employment with the Company for any reason other than death or Disability, the Company shall cancel the stock certificate or book-entry registration representing any unvested Restricted Shares, and the Dividend Escrow Account (as defined in Section 4) shall thereupon be terminated, it being understood and agreed that Grantee shall not be entitled to any payment whatsoever under this Agreement or provisions of the Plan relating to this Agreement in connection with such cancellation and termination.

     SECTION 4. Dividends. Dividends that become payable on Restricted Shares
     --------------------
shall be held by the Company in escrow in accordance with the provisions of this Agreement. In this connection, on each Common Stock dividend payment date while the Restricted Shares remain outstanding and restricted hereunder (each, a "RS Dividend Date"), the Company shall be deemed to have reinvested any cash dividend otherwise then payable on the Restricted Shares in a number of phantom shares of Common Stock (including any fractional share) equal to the quotient of such dividend divided by the Market Value of a share of Common Stock on such RS Dividend Date and to have credited such shares to an unfunded book account in the Grantee's name (the "Dividend Escrow Account"). As of each subsequent RS Dividend Date, the phantom shares then credited to the Dividend Escrow Account shall be deemed to receive a dividend at the then applicable dividend rate, which shall be reinvested in the same manner in such account in the form of additional phantom shares. If any dividend payable on any RS Dividend Date is paid in the form of Common Stock, then any such stock dividend shall be treated as additional Restricted Shares under this Agreement, with such additional Restricted Shares being subject to the same vesting and other restrictions as the Restricted Shares with respect to which dividends became payable, and with any fractional share being treated as a cash dividend that is subject to the escrow and reinvestment procedures in this Section 4. Any other non-cash dividends credited with respect to Restricted Shares shall be subject to the escrow and reinvestment procedures in this Section 4, and shall be valued for purposes of this Section 4 at the fair market value thereof as of the relevant RS Dividend Date, as determined by the Compensation Committee of the Board of Directors (the "Committee") in its sole discretion. On the Vesting Date, the Company shall deliver out of escrow to the Grantee that whole number of shares of Common Stock equal to the whole number of phantom shares then credited to the Dividend Escrow Account as the result of the deemed investment and reinvestment in phantom shares of the dividends attributable to the Restricted Shares. The value of any fractional share shall be paid in cash.

     SECTION 5. Transferability; Stock Ownership Requirement.
     ------------------------------------------- -----------
     5.1 Grantee and the Company acknowledge that as a common goal Grantee will accumulate a significant personal holding of unrestricted, unencumbered shares of Common Stock (either directly, or indirectly through the Company's 401(k) Plan or Supplemental Executive Retirement Plan or any similar plan hereafter adopted).

     5.2 If Grantee is at the time a member of the Company's Executive Council, Grantee shall not (except for the withholding of shares to pay taxes in accordance with Section 6) sell, transfer, give, pledge, deposit, alienate or otherwise encumber or dispose of(as used in this Section 5, collectively "transfer") any shares of Common Stock (or any securities issued as a dividend or distribution on such shares, or in respect of such shares in connection with a recombination or reclassification of the Common Stock) issued to Grantee pursuant hereto if, following such transfer, Grantee would not be the beneficial owner of unrestricted, unencumbered shares of Common Stock with a value not less than the Grantee's then annual base salary. The Committee may in appropriate circumstances waive the operation of the foregoing sentence; provided that if Grantee is not an executive officer of the Company under the applicable regulations of the Securities and Exchange Commission, such waiver may be granted by the Company's Chairman of the Board of Directors.

     SECTION 6. Withholding Taxes. If and when the Restricted Shares vest in
     ----------------------------
accordance with the terms hereof and are to be delivered to the Grantee pursuant to Section 2.2, the Company shall be entitled to require as a condition of such delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to the expiration of restrictions on such shares. The Company shall, upon the written request of the Grantee, automatically withhold from delivery shares having a Fair Market Value on the Vesting Date equal to the amount of tax to be withheld. Fractional share amounts shall be settled in cash.

     SECTION 7. Nature of Payments. The grant of the Restricted Shares hereunder
     -----------------------------
is in consideration of services to be performed by the Grantee for the Company and constitutes a special incentive payment and the parties agree that it is not to be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Grantee.

     SECTION 8. Plan Provisions to Prevail. Subject to the final sentence of
     -------------------------------------
this Section 8, this Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Grantee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Notwithstanding the foregoing provisions of this Section 8 or anything else herein or in the Plan, the definition of "Change in Control" for purposes of this Agreement and the Restricted Shares shall be the definition contained in the Executive Termination Benefits

Agreement between the Grantee and the Company dated January 1, 2001, as it may be amended from time to time, and not the definition contained in the Plan.

     SECTION 9. Miscellaneous.
     ------------------------
     9.1 Section Headings. The Section headings contained herein are for
         ----------------
purposes of convenience only and are not intended to define or limit the contents of the Sections.

     9.2 Notices. Any notice given to the Company hereunder shall be in writing
         -------
and shall be addressed to each of the Company's Senior Vice President, Human Resources and the Company's Chief Financial Officer, at One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Grantee by notice as provided in this Section 9.2. Any notice given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his or her signature hereto, or at such other address as (s)he may hereafter designate to the Company by notice as provided herein. A notice hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

     9.3 Successors and Assigns. This agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties hereto and the successors and assigns of the Company and the heirs and personal representatives of the Grantee.

     9.4 Governing Law. This Agreement shall be interpreted, construed and
         -------------
administered in accordance with the laws of the State of Delaware as they apply to contracts made, delivered and to be wholly performed in the State of Delaware.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                        LIZ CLAIBORNE, INC.



                                        By: /s/ Michael Scarpa
                                           -----------------------------

                                        Title: Senior Vice President -
                                               Chief Financial Officer
                                              --------------------------




                                        PAUL CHARRON

                                        /s/ Paul Charron
                                        --------------------------------